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                                                                    EXHIBIT 21.1


                                MICROGRAFX, INC.

                           SUBSIDARIES OF REGISTRANT



Information is set forth below concerning all subsidiaries of the Company as of June 30, 1996:



Name of Subsidiary                     Incorporation                     Company
- ------------------                     -------------                     -------
Micrografx Canada, Inc.                Canada                               100%
Micrografx France, SARL                France                               100%
Micrografx Deutschland GmBH            Germany                              100%
Micrografx Japan. K.K.                 Japan                                100%
Micrografx B.V.                        The Netherlands                      100%
Micrografx Technology N.V.             Netherlands Antilles                 100%
Micrografx, Ltd.                       United Kingdom                       100%
Micrografx Australia Pty. Limited      Australia                            100%
Micrografx Italia S.r.l.               Italy                                100%
Visual Acquisition, Inc.               Delaware                             100%